                                                     Registration No. __________

              As filed with the Securities and Exchange Commission
                                on July 20, 1995



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________

                       CORRECTIONS CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                62-1156308
      (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)                Identification No.)

                             102 WOODMONT BOULEVARD
                                   SUITE 800
                          NASHVILLE, TENNESSEE  37205
                    (Address of Principal Executive Offices)

                       CORRECTIONS CORPORATION OF AMERICA
                       1995 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             ELIZABETH ENOCH MOORE
                               424 CHURCH STREET
                                   SUITE 2800
                          NASHVILLE, TENNESSEE  37219
                                 (615) 259-1450
          (Name, address and telephone number of agent for service)
                            _______________________
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                        CALCULATION OF REGISTRATION FEE




- ---------------------------------------------------------------------------------------

TITLE OF EACH                           PROPOSED         PROPOSED
CLASS OF                                MAXIMUM          MAXIMUM
SECURITIES        AMOUNT                OFFERING         AGGREGATE         AMOUNT OF
TO BE             TO BE                 PRICE            OFFERING          REGISTRATION
REGISTERED        REGISTERED(1)         PER SHARE(2)     PRICE(2)          FEE(2)

- ---------------------------------------------------------------------------------------
Common Stock,     1,000,000 shares      $38.0000         $38,000,000       $11,020.00
$1.00 par
value

- ---------------------------------------------------------------------------------------


(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired, or surrendered options for Common Stock, or pursuant to the anti-dilution adjustment provisions of the plan.


(2) Estimated solely for the purpose of calculating the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Transactions Tape.


- --------------------------------------------------------------------------------

As permitted by Rule 429 under the Securities Act of 1933, as amended, the prospectus, relating to this Registration Statement also covers securities registered under Registration Statement File Numbers 33-12503, 33-30825, 33-20826, 33-42068, 33-42614, 33-60590 and 33-72496, on Form S-8.





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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by Corrections Corporation of America (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1934, as amended, (the "Exchange Act") are hereby incorporated by reference as of their respective dates:

         (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c)     The Company's definitive proxy statement filed pursuant to
Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders.

         (d) The description of the Company's common stock which is contained in the Company's registration statements filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such descriptions.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

                                Not applicable.





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
Item 5.  Interests of Named Experts and Counsel.

         The legality of the issuance of the Common Stock issuable under the Plan has been passed upon for the Company by Stokes & Bartholomew, P.A., 424 Church Street, Suite 2800, Nashville, Tennessee 37219. Samuel W. Bartholomew, Jr., a principal of Stokes & Bartholomew, P.A., is a director of the Company.

         The financial statements of the Company for the year ended December 31, 1994, included in the Company's Report on Form 8-K/A, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

Item 6.  Indemnification of Directors and Officers.

         Under Section 145 of the General Corporation Law of Delaware, a corporation may indemnify any of its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) in connection with any criminal action or proceeding if such person had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, however, Section 145 provides that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         The Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. Such provision does not apply, however, with respect to any action in which the director would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware, nor does it apply with respect to the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

         Article VIII of the Company's bylaws provide that the Company will indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware against any liability, cost or expense asserted against an officer or director and incurred in connection with any pending or threatened action, suit or proceeding in which an officer or director may be involved by reason of his being or having been an officer or director of the Company.

         The Company has obtained insurance, the general effect of which is to provide (i) coverage for the Company with respect to amounts it is required or permitted to pay to officers or directors under the indemnification provisions permitted to pay to officers or directors under the indemnification provisions of Section 145 of the General Corporation Law of Delaware and the Company's bylaws, and (ii) coverage for the Company's officer and directors for liabilities (including certain liabilities under the federal securities laws) incurred by such persons in their capacities as officers or directors for which they are not indemnified by the Company.

         In addition to such other rights of indemnification that they may have as directors of the Company or as members of the Committee, the Plan provides that the members of the Committee will be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock incentive granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.





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
Item 7.  Exemption from Registration Claimed.


                                Not applicable.


Item 8.  Exhibits.

         The exhibits set forth on the Exhibit Index are furnished pursuant to item 601 of Regulation S-K and are incorporated herein by reference.

Item 9.  Undertakings.

         (a)     The Company hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment(s) to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





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
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan registered pursuant hereto.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Corrections Corporation of America certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 30th day June, 1995.

                                           CORRECTIONS CORPORATION OF AMERICA


                                           By: /s/ Doctor R. Crants
                                              ----------------------------------
                                              Doctor R. Crants, Chairman of the
                                              Board and Chief Executive Officer





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
                                 EXHIBIT INDEX


No.                          Description
- ---                          -----------
4.1              The Company's Certificate of
                 Incorporation was filed as an exhibit
                 to the Company's Registration Statement
                 on Form S-1, filed August 15, 1986
                 (file no. 33-80520), and is herein
                 incorporated by reference.

4.2              The Company's By-Laws, amended and
                 restated through the date hereof, were
                 filed as an exhibit to the Company's
                 Registration Statement on Form S-8,
                 filed March 16, 1987 (file no. 33-12503),
                 and are herein incorporated by reference.

4.3              The Corrections Corporation of America
                 1995 Employee Stock Incentive Plan was
                 filed as an exhibit to the Company's
                 Definitive Proxy Statement for Annual
                 Meeting of Stockholders held May 25, 1995 and is herein incorporated by reference.

5                Opinion of Stokes & Bartholomew, P.A.,
                 counsel to the Company.

23.1             Consent of Stokes & Bartholomew, P.A.
                 is included in the opinion filed
                 as Exhibit 5.

23.2             Consent of Arthur Andersen LLP.

24               Power of Attorney.





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